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                                                                     EXHIBIT 23


                   CONSENT OF ADDISON, ROBERTS & LUDWIG, P.C.

                        Addison, Roberts & Ludwig, P.C.


        As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this Form 10-KSB.


                                        /s/ Addison, Roberts & Ludwig, P.C.

Tucson, Arizona
November 27, 1996